Exhibit 99.1

News Release

JLL Reports Financial Results for Third-Quarter 2025
JLL achieved sixth consecutive quarter of double-digit revenue growth and delivered a 45% increase in diluted earnings per share
CHICAGO, November 5, 2025 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the third quarter of 2025 with diluted earnings per share of $4.61 (up 45%) and adjusted diluted earnings per share1 of $4.50 (up 29%). Transactional4 revenues returned to double-digit growth this quarter and Resilient4 revenues extended its growth streak with top-line increases every quarter stretching back to the reorganization of the company's segments in Q1 2022.
•Third-quarter revenue was $6.5 billion, up 10% in local currency1 with Resilient4 revenues up 9% and Transactional4 revenues up 13%
◦Real Estate Management Services' top-line expansion continued, up 10%, driven by Project Management and Workplace Management
◦Capital Markets Services achieved 22% growth, led by strength in the debt advisory, investment sales and equity advisory businesses
◦Leasing, within Leasing Advisory, outpaced market volumes – up 8% – highlighted by the office sector, globally, as well as U.S. industrial
•Continued profit and margin expansion reflected revenue growth coupled with improved platform leverage
•Year-to-date cash provided by operating activities was $182.3 million, the highest through three quarters since 2021
•Share repurchases increased to $70.0 million this quarter, bringing the year-to-date repurchases to $131.2 million (up 118% versus prior year)
"JLL achieved strong top and bottom-line results as well as impressive free cash flow generation in the third quarter, led by an acceleration in transactional revenue and ongoing momentum in our resilient businesses. The strength of JLL’s diversified platform is reflected in our eight consecutive quarters of double-digit Adjusted EPS growth,” said Christian Ulbrich, JLL CEO. “Looking ahead, we anticipate momentum continuing into the fourth quarter and are raising the mid-point of our full year Adjusted EBITDA target. As the pace of innovation further accelerates, the close alignment between our data, technology and AI capabilities with our core businesses position us well to deepen our client relationships and drive long-term profitable growth.”

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	% Change in USD	% Change in LC	2025	2024	% Change in USD	% Change in LC

Revenue	$6,510.4	$5,868.8	11%	10%	$18,506.9	$16,622.0	11%	11%

Net income attributable to common shareholders	$222.8	$155.1	44%	45%	$390.4	$305.6	28%	27%
Adjusted net income attributable to common shareholders[1]	217.4	170.0	28	29	488.4	379.2	29	28

Diluted earnings per share	$4.61	$3.20	44%	45%	$8.07	$6.32	28%	27%
Adjusted diluted earnings per share[1]	4.50	3.50	28	29	10.10	7.84	29	28

Adjusted EBITDA[1]	$347.3	$298.1	17%	16%	$863.8	$731.5	18%	18%

Cash flows from operating activities	$617.1	$261.6	136%	n/a	$182.3	$(142.0)	n.m.	n/a
Free Cash Flow[6]	567.6	216.7	162%	n/a	43.9	(268.3)	n.m.	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Third-Quarter 2025 - Page 2
Consolidated Third-Quarter 2025 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Real Estate Management Services	$4,982.4	$4,520.5	10%	10%	$14,445.8	$12,959.6	11%	11%
Leasing Advisory	741.9	691.5	7	7	2,004.8	1,854.1	8	8
Capital Markets Services	612.1	498.8	23	22	1,567.7	1,334.0	18	17
Investment Management	115.4	101.3	14	12	317.0	307.3	3	2
Software and Technology Solutions	58.6	56.7	3	3	171.6	167.0	3	3
Total revenue	$6,510.4	$5,868.8	11%	10%	$18,506.9	$16,622.0	11%	11%
Gross contract costs[6]	$4,268.7	$3,861.8	11%	10%	$12,397.8	$11,107.9	12%	12%
Platform operating expenses, excluding Carried interest	1,952.0	1,785.3	9	8	5,465.9	5,010.5	9	9
Carried interest expense (benefit)(a)	4.3	2.2	95	90	(0.6)	4.3	n.m.	n.m.
Restructuring and acquisition charges[5]	11.7	(8.8)	n.m.	n.m.	52.7	4.4	n.m.	n.m.
Total operating expenses	$6,236.7	$5,640.5	11%	10%	$17,915.8	$16,127.1	11%	11%
Net non-cash MSR and mortgage banking derivative activity[1]	$(0.2)	$(5.1)	96%	97%	$(17.3)	$(25.9)	33%	33%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

(a) Carried interest expense/benefit is associated with equity earnings/losses on Proptech Investments.
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JLL Reports Financial Results for Third-Quarter 2025 - Page 3
Revenue
Revenue increased 10% compared with the prior-year quarter. Collectively, Transactional revenues grew 13%, led by (i) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 26% (excluding the impact of non-cash MSR and mortgage banking derivative activity), (ii) Leasing, within Leasing Advisory, up 8%, and Incentive fees, within Investment Management, which were $16.5 million this quarter compared with no activity in the prior-year quarter. The collective 9% increase in Resilient revenues was highlighted by Project Management, up 24%, and Workplace Management, up 8%, both within Real Estate Management Services.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Transactional, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Transactional revenues.

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JLL Reports Financial Results for Third-Quarter 2025 - Page 4
Net income and Adjusted EBITDA:

($ in millions, except per share data, "LC" = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	% Change in USD	% Change in LC	2025	2024	% Change in USD	% Change in LC

Net income attributable to common shareholders	$222.8	$155.1	44%	45%	$390.4	$305.6	28%	27%
Adjusted net income attributable to common shareholders[1]	217.4	170.0	28	29	488.4	379.2	29	28

Diluted earnings per share	$4.61	$3.20	44%	45%	$8.07	$6.32	28%	27%
Adjusted diluted earnings per share[1]	4.50	3.50	28	29	10.10	7.84	29	28

Adjusted EBITDA[1]	$347.3	$298.1	17%	16%	$863.8	$731.5	18%	18%

Effective tax rate ("ETR")	19.1%	19.5%	(40) bps	n/a	19.3%	19.5%	(20) bps	n/a
For the quarter, higher Adjusted EBITDA and margin were largely driven by Transactional revenue growth, most notably within Capital Markets Services and Investment Management, with contributions from Resilient revenue growth, predominantly within Real Estate Management Services, together with enhanced platform leverage and continued cost discipline. These drivers outpaced the unfavorable impact on the current quarter associated with the timing of incentive compensation accruals and certain discrete expenses in the quarter.
For the third quarter, the following two, partially offsetting, items were the most meaningful year-over-year differences between net income attributable to common shareholders and non-GAAP measures1:
•Equity earnings - Investment Management and Proptech Investments: Aggregate equity earnings were $26.6 million this quarter, primarily associated with Proptech investments ($17.2 million), up from the aggregate $2.2 million equity losses in 2024.
•Restructuring and acquisition charges: The expense was $20.5 million higher in 2025, compared with 2024, primarily due to notable decreases to earn-out liabilities in the prior-year quarter.
The following charts reflect the aggregation of segment Adjusted EBITDA for the third quarter and September year-to-date; refer to the segment performance highlights for further detail. As noted in Note 7, Proptech Investments are presented outside of reporting segments in "All Other" and not included within segment Adjusted EBITDA. Therefore, the aggregation of segment Adjusted EBITDA does not sum to consolidated totals.

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JLL Reports Financial Results for Third-Quarter 2025 - Page 5
Aggregation of Segment Adjusted EBITDA (in millions)

$400
$350
$300
$250
$200
$150
$100
$50
$—
$95
$132
$66
$14
$(6)
$102
$137
$90
$24
$(1)
Q3 2024
Q3 2025
Real Estate Mgmt Services
Leasing Advisory
Capital Markets Services
Investment Mgmt
Software and Tech Solutions

Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change in USD	2025	2024	Change in USD
Cash flows from operating activities	$617.1	$261.6	136%	$182.3	$(142.0)	n.m.
Free Cash Flow[6]	567.6	216.7	162%	43.9	(268.3)	n.m.
Incremental cash inflow in the third quarter was primarily attributable to (i) improved net reimbursables, primarily associated with Real Estate Management Services, (ii) higher cash provided by earnings, (iii) the absence of cash outflow associated with a 2024 loan repurchased from Fannie Mae, and (iv) improved collections of receivables.
Share repurchase activity is noted in the following table. As of September 30, 2025, $882.0 million remained authorized for repurchase.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total number of shares repurchased (in thousands)	239.4	83.5	491.2	297.9
Total paid for shares repurchased (in millions)	$70.0	$20.1	$131.2	$60.3
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JLL Reports Financial Results for Third-Quarter 2025 - Page 6
Net Debt, Leverage and Liquidity6:

	September 30, 2025	June 30, 2025	September 30, 2024
Net Debt (in millions)	$1,098.6	$1,586.7	$1,597.3
Net Leverage Ratio	0.8x	1.2x	1.4x
Corporate Liquidity (in millions)	$3,542.9	$3,321.4	$3,392.8
The lower Net Debt, compared with June 30, 2025, was driven by strong free cash flow for the third quarter. The Net Debt reduction from September 30, 2024, reflected improved free cash flow over the trailing twelve months ended September 30, 2025, compared with the twelve-month period ended September 30, 2024.
In addition to the Corporate Liquidity detailed above, the company maintains a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of September 30, 2025, there was $389.0 million outstanding under the Program.
Real Estate Management Services Third-Quarter 2025 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$4,982.4	$4,520.5	10%	10%	$14,445.8	$12,959.6	11%	11%
Workplace Management	3,423.6	3,164.6	8	8	10,036.3	9,057.4	11	11
Project Management	967.9	771.3	25	24	2,687.0	2,215.8	21	21
Property Management	461.1	452.3	2	2	1,361.1	1,318.6	3	4
Portfolio Services and Other	129.8	132.3	(2)	(3)	361.4	367.8	(2)	(2)
Segment operating expenses	$4,905.1	$4,458.8	10%	9%	$14,254.2	$12,795.6	11%	11%
Segment platform operating expenses	649.6	628.9	3	2	1,895.4	1,779.5	7	6
Gross contract costs[6]	4,255.5	3,829.9	11	11	12,358.8	11,016.1	12	12
Adjusted EBITDA[1]	$102.2	$94.5	8%	8%	$275.1	$254.5	8%	7%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Real Estate Management Services revenue growth was partially driven by continued strong performance in Workplace Management, with client wins slightly outpacing mandate expansions, as incremental pass-through costs augmented mid single-digit management fee growth. Higher Project Management revenue was attributable to new or expanded contracts, primarily in the U.S. and Asia Pacific, as a low double-digit management fee increase was supplemented by higher pass-through costs.
The increase in Adjusted EBITDA and margin was primarily attributable to the top-line performance described above, as well as $8.2 million in lower gross receipts tax expense compared with the prior-year quarter. These drivers overcame unfavorable impacts from incentive compensation accruals timing and certain discrete items, including incremental bad debt expense.
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JLL Reports Financial Results for Third-Quarter 2025 - Page 7
Leasing Advisory Third-Quarter 2025 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$741.9	$691.5	7%	7%	$2,004.8	$1,854.1	8%	8%
Leasing	719.1	665.4	8	8	1,936.7	1,781.8	9	9
Advisory, Consulting and Other	22.8	26.1	(13)	(13)	68.1	72.3	(6)	(6)
Segment operating expenses	$616.5	$569.2	8%	8%	$1,685.5	$1,563.4	8%	8%
Segment platform operating expenses	613.4	559.5	10	9	1,677.1	1,539.0	9	9
Gross contract costs[6]	3.1	9.7	(68)	(68)	8.4	24.4	(66)	(65)
Adjusted EBITDA[1]	$136.9	$131.7	4%	4%	$354.3	$318.6	11%	11%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Broad-based Leasing revenue increased across major asset classes, led by continued momentum in office, with the most significant growth in the U.S. as well as notable contributions from Germany and Canada. U.S. expansion was primarily driven by growth in office, from both higher volume and deal size, as well as increased industrial deal volume. Office Leasing revenue growth outperformed global office volumes (up 14% compared with market volumes up 2% according to JLL Research), highlighted by U.S. outperformance (revenue up 14% compared with market volumes up 4% according to JLL Research).
The increase in Adjusted EBITDA was driven by the revenue growth described above, meaningfully offset by the year-over-year impact from the timing of incentive compensation accruals.
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JLL Reports Financial Results for Third-Quarter 2025 - Page 8
Capital Markets Services Third-Quarter 2025 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$612.1	$498.8	23%	22%	$1,567.7	$1,334.0	18%	17%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR	479.7	376.9	27	26	1,190.0	976.7	22	21
Net non-cash MSR and mortgage banking derivative activity	(0.2)	(5.1)	96	97	(17.3)	(25.9)	33	33
Value and Risk Advisory	89.9	86.0	5	3	269.2	262.0	3	2
Loan Servicing	42.7	41.0	4	4	125.8	121.2	4	4
Segment operating expenses	$533.9	$455.9	17%	16%	$1,442.4	$1,287.8	12%	11%
Segment platform operating expenses	532.4	444.4	20	19	1,438.1	1,250.9	15	14
Gross contract costs[6]	1.5	11.5	(87)	(87)	4.3	36.9	(88)	(88)
Adjusted EBITDA[1]	$89.9	$65.7	37%	36%	$193.2	$124.5	55%	54%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets Services top-line growth was fueled by debt advisory, investment sales and equity advisory transactions across nearly all sectors, with the most significant contributions coming from multifamily and retail. Geographically, revenue growth was led by the U.S., augmented by strong contributions from Japan and Australia. Globally, investment sales revenues were up 22%, significantly outpacing the broader investment sales market, which grew 12% over the same period according to JLL Research.
Adjusted EBITDA and margin improvements for the quarter were primarily attributable to the revenue growth described above, which was partially offset by $7.2 million of incremental expense associated with loan-related losses, including an increase in loan loss reserves. In October 2025, the underlying asset for the loan repurchased in August 2024 was sold; the expense impact - reflecting final pricing and expected closing costs - was included in the aforementioned loan-related losses recognized this quarter.
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JLL Reports Financial Results for Third-Quarter 2025 - Page 9
Investment Management Third-Quarter 2025 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$115.4	$101.3	14%	12%	$317.0	$307.3	3%	2%
Advisory fees	93.0	92.7	—	(1)	275.6	278.1	(1)	(2)
Transaction fees and other	5.9	8.6	(31)	(30)	20.9	24.4	(14)	(15)
Incentive fees	16.5	—	n.m.	n.m.	20.5	4.8	327	300
Segment operating expenses	$94.6	$89.7	5%	4%	$269.8	$264.6	2%	1%
Segment platform operating expenses	86.8	80.4	8	6	245.5	238.1	3	2
Gross contract costs[6]	7.8	9.3	(16)	(17)	24.3	26.5	(8)	(8)
Adjusted EBITDA[1]	$23.7	$14.0	69%	62%	$55.8	$57.7	(3)%	(6)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Investment Management revenue growth was fueled by higher incentive fees. Advisory fees were largely steady compared to the same quarter last     year, as strong performance in U.S. core open-end funds offset the impact to assets under management ("AUM") from client asset dispositions in Q4 2024.
Higher Adjusted EBITDA and margin primarily reflected the increased revenue noted above, net of related incentive compensation costs.
AUM3 increased 4% in USD (1% in local currency) during the quarter, and increased 5% in USD (1% in local currency) over the trailing twelve months. Changes in AUM3 are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (June 30, 2025)	$84.9
Asset acquisitions/takeovers	1.0
Asset dispositions/withdrawals	(1.1)
Valuation changes	0.5
Foreign currency translation	2.4
Change in uncalled committed capital and cash held	0.8
Ending balance (September 30, 2025)	$88.5

Trailing Twelve Months
Beginning balance (September 30, 2024)	$84.6
Asset acquisitions/takeovers	6.1
Asset dispositions/withdrawals	(7.2)
Valuation changes	2.6
Foreign currency translation	3.2
Change in uncalled committed capital and cash held	(0.8)
Ending balance (September 30, 2025)	$88.5
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JLL Reports Financial Results for Third-Quarter 2025 - Page 10
Software and Technology Solutions Third-Quarter 2025 Performance Highlights:

Software and Technology Solutions ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$58.6	$56.7	3%	3%	$171.6	$167.0	3%	3%
Segment operating expenses	$68.4	$67.2	2%	1%	$208.9	$200.7	4%	4%
Segment platform operating expenses	67.6	65.8	3	2	206.9	196.7	5	5
Gross contract costs[6]	0.8	1.4	(43)	(45)	2.0	4.0	(50)	(49)
Adjusted EBITDA[1]	$(1.1)	$(5.6)	80%	84%	$(15.2)	$(19.5)	22%	22%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Software and Technology Solutions revenue increased due to double-digit growth in software, offset by declines in technology solutions as certain large existing clients reduced their discretionary technology spend.
The improvement in Adjusted EBITDA was driven by the increased revenue described above and cost management actions.
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JLL Reports Financial Results for Third-Quarter 2025 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $23.4 billion and operations in over 80 countries around the world, our more than 113,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, November 5, 2025, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the third quarter 2025 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2025	2024	2025	2024

Revenue	$6,510.4	$5,868.8	$18,506.9	$16,622.0

Operating expenses:
Compensation and benefits	$3,014.8	$2,854.6	$8,524.5	$7,869.4
Operating, administrative and other	3,152.6	2,729.2	9,141.7	8,064.5
Depreciation and amortization	57.6	65.5	196.9	188.8
Restructuring and acquisition charges[5]	11.7	(8.8)	52.7	4.4
Total operating expenses	$6,236.7	$5,640.5	$17,915.8	$16,127.1

Operating income	$273.7	$228.3	$591.1	$494.9

Interest expense, net of interest income	29.2	38.1	89.1	110.3
Equity earnings (losses)	27.4	(0.9)	(25.6)	(20.0)
Other income	3.1	2.9	7.3	14.1

Income before income taxes and noncontrolling interest	275.0	192.2	483.7	378.7
Income tax provision	52.6	37.4	93.3	73.8
Net income	222.4	154.8	390.4	304.9

Net loss attributable to noncontrolling interest	(0.4)	(0.3)	—	(0.7)

Net income attributable to common shareholders	$222.8	$155.1	$390.4	$305.6

Basic earnings per common share	$4.71	$3.26	$8.23	$6.43
Basic weighted average shares outstanding (in 000's)	47,343	47,505	47,430	47,506

Diluted earnings per common share	$4.61	$3.20	$8.07	$6.32
Diluted weighted average shares outstanding (in 000's)	48,349	48,497	48,362	48,355

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Real Estate Management Services
Revenue	$4,982.4	$4,520.5	$14,445.8	$12,959.6

Platform compensation and benefits	$475.2	$436.4	$1,372.6	$1,253.4
Platform operating, administrative and other	148.4	159.5	435.1	434.9
Depreciation and amortization	26.0	33.0	87.7	91.2
Segment platform operating expenses	649.6	628.9	1,895.4	1,779.5
Gross contract costs[6]	4,255.5	3,829.9	12,358.8	11,016.1
Segment operating expenses	$4,905.1	$4,458.8	$14,254.2	$12,795.6
Segment operating income	$77.3	$61.7	$191.6	$164.0
Add:
Equity earnings	0.1	1.1	1.0	2.5
Depreciation and amortization(a)	25.1	32.0	84.9	88.3
Net income attributable to noncontrolling interest	(0.3)	(0.3)	(2.4)	(0.3)
Adjusted EBITDA[1]	$102.2	$94.5	$275.1	$254.5
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Leasing Advisory
Revenue	$741.9	$691.5	$2,004.8	$1,854.1

Platform compensation and benefits	$538.3	$494.9	$1,444.4	$1,337.4
Platform operating, administrative and other	64.2	55.5	198.8	174.4
Depreciation and amortization	10.9	9.1	33.9	27.2
Segment platform operating expenses	613.4	559.5	1,677.1	1,539.0
Gross contract costs[6]	3.1	9.7	8.4	24.4
Segment operating expenses	$616.5	$569.2	$1,685.5	$1,563.4
Segment operating income	$125.4	$122.3	$319.3	$290.7
Add:
Equity earnings	—	—	—	0.1
Depreciation and amortization	10.9	9.1	33.9	27.2
Other income	1.4	1.4	4.1	3.0
Adjustments:
Interest on employee loans, net of forgiveness	(0.8)	(1.1)	(3.0)	(2.4)
Adjusted EBITDA[1]	$136.9	$131.7	$354.3	$318.6

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Capital Markets Services
Revenue	$612.1	$498.8	$1,567.7	$1,334.0

Platform compensation and benefits	$436.8	$365.5	$1,140.4	$994.2
Platform operating, administrative and other	85.8	62.3	251.5	206.4
Depreciation and amortization	9.8	16.6	46.2	50.3
Segment platform operating expenses	532.4	444.4	1,438.1	1,250.9
Gross contract costs[6]	1.5	11.5	4.3	36.9
Segment operating expenses	$533.9	$455.9	$1,442.4	$1,287.8
Segment operating income	$78.2	$42.9	$125.3	$46.2
Add:
Equity earnings	0.8	0.2	3.2	0.8
Depreciation and amortization	9.8	16.6	46.2	50.3
Other income	1.6	1.6	3.3	3.0
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	0.2	5.1	17.3	25.9
Interest on employee loans, net of forgiveness	(0.7)	(0.7)	(2.1)	(1.7)
Adjusted EBITDA[1]	$89.9	$65.7	$193.2	$124.5

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Investment Management
Revenue	$115.4	$101.3	$317.0	$307.3

Platform compensation and benefits	$68.0	$59.8	$187.2	$180.1
Platform operating, administrative and other	16.1	18.7	49.9	52.1
Depreciation and amortization	2.7	1.9	8.4	5.9
Segment platform operating expenses	86.8	80.4	245.5	238.1
Gross contract costs[6]	7.8	9.3	24.3	26.5
Segment operating expenses	$94.6	$89.7	$269.8	$264.6
Segment operating income	$20.8	$11.6	$47.2	$42.7
Add:
Depreciation and amortization	2.7	1.9	8.4	5.9
Other income (expense)	0.2	(0.1)	0.2	8.1
Net loss attributable to noncontrolling interest(a)	—	0.6	—	1.0
Adjusted EBITDA[1]	$23.7	$14.0	$55.8	$57.7
Equity earnings (losses)	$9.3	$(13.8)	$1.9	$(25.0)
(a) This adjustment excludes the noncontrolling interest portion of Equity earnings which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Software and Technology Solutions
Revenue	$58.6	$56.7	$171.6	$167.0

Platform compensation and benefits	$46.4	$48.1	$143.9	$146.8
Platform operating, administrative and other	13.0	12.8	42.3	35.7
Depreciation and amortization	8.2	4.9	20.7	14.2
Segment platform operating expenses	67.6	65.8	206.9	196.7
Gross contract costs[6]	0.8	1.4	2.0	4.0
Segment operating expenses	$68.4	$67.2	$208.9	$200.7
Segment operating loss	$(9.8)	$(10.5)	$(37.3)	$(33.7)
Add:
Depreciation and amortization	8.2	4.9	20.7	14.2
Other expense	(0.1)	—	(0.3)	—
Net loss attributable to noncontrolling interest	0.6	—	1.7	—
Adjusted EBITDA[1]	$(1.1)	$(5.6)	$(15.2)	$(19.5)

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2025	2024		2025	2024
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$390.4	$304.9	Net capital additions – property and equipment	$(138.4)	$(126.3)
			Business acquisitions, net of cash acquired	(6.1)	(40.8)
Reconciliation of net income to net cash provided by (used in) operating activities:			Capital contributions to investments	(148.3)	(69.2)
Depreciation and amortization	196.9	188.8	Distributions of capital from investments	42.1	14.3
Equity losses	25.6	20.0	Acquisition of controlling interest, net of cash acquired	—	3.7
Distributions of earnings from investments	18.0	10.7	Other, net	(0.9)	(0.7)
Provision for loss on receivables and other assets	37.2	34.7	Net cash used in investing activities	(251.6)	(219.0)
Amortization of stock-based compensation	88.4	78.9	Cash flows from financing activities:
Net non-cash mortgage servicing rights and mortgage banking derivative activity	17.3	25.9	Proceeds from borrowings under credit facility	10,340.0	6,029.0
Accretion of interest and amortization of debt issuance costs	4.8	4.1	Repayments of borrowings under credit facility	(10,254.0)	(6,309.0)
Other, net	4.8	(5.2)	Proceeds from issuance of commercial paper	2,495.0	800.0
Change in:			Repayments of commercial paper	(2,306.0)	—
Receivables	160.9	59.7	Net repayments of short-term borrowings	(14.0)	(73.0)
Reimbursable receivables and reimbursable payables	(128.2)	(160.0)	Payments of deferred business acquisition obligations and earn-outs	(12.1)	(5.1)
Prepaid expenses and other assets	(39.7)	(105.0)	Repurchase of common stock	(130.2)	(60.4)
Income taxes receivable, payable and deferred	(124.4)	(172.0)	Noncontrolling interest (distributions) contributions, net	(2.8)	2.1
Accounts payable, accrued liabilities and other liabilities	(24.6)	(100.1)	Other, net	(43.1)	(34.6)
Accrued compensation (including net deferred compensation)	(445.1)	(327.4)	Net cash provided by financing activities	72.8	349.0
Net cash provided by (used in) operating activities	$182.3	$(142.0)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	31.2	(1.8)
			Net change in cash, cash equivalents and restricted cash	$34.7	$(13.8)
			Cash, cash equivalents and restricted cash, beginning of the period	652.7	663.4
			Cash, cash equivalents and restricted cash, end of the period	$687.4	$649.6

.

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2025	2024		2025	2024
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$428.9	$416.3	Accounts payable and accrued liabilities	$1,196.1	$1,322.7
Trade receivables, net of allowance	2,021.1	2,153.5	Reimbursable payables	2,147.0	2,176.3
Notes and other receivables	455.4	456.9	Accrued compensation and benefits	1,376.5	1,768.5
Reimbursable receivables	2,812.3	2,695.0	Short-term borrowings	141.3	153.8
Warehouse receivables	1,014.7	770.7	Commercial paper, net of debt issuance costs	388.4	199.3
Short-term contract assets, net of allowance	314.8	334.8	Short-term contract liability and deferred income	222.3	203.8
Restricted cash, prepaid and other	595.4	651.3	Warehouse facilities	1,006.5	841.0
Total current assets	7,642.6	7,478.5	Short-term operating lease liability	168.9	157.2
Property and equipment, net of accumulated depreciation	597.1	598.1	Other	308.5	321.9
Operating lease right-of-use asset	736.8	743.1	Total current liabilities	6,955.5	7,144.5
Goodwill	4,705.5	4,611.3	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	671.4	724.1	Credit facility, net of debt issuance costs	176.8	88.6
Investments	895.1	812.7	Long-term debt, net of debt issuance costs	806.1	756.7
Long-term receivables	421.2	394.7	Long-term deferred tax liabilities, net	49.1	45.6
Deferred tax assets, net	541.2	518.2	Deferred compensation	705.2	665.4
Deferred compensation plans	716.0	664.0	Long-term operating lease liability	794.6	748.8
Other	251.8	219.1	Other	395.3	419.1
Total assets	$17,178.7	$16,763.8	Total liabilities	$9,882.6	$9,868.7

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,046.4	2,032.7
			Retained earnings	6,714.1	6,334.9
			Treasury stock	(1,015.8)	(937.9)
			Shares held in trust	(12.2)	(11.8)
			Accumulated other comprehensive loss	(557.7)	(646.9)
			Total company shareholders' equity	7,175.3	6,771.5
			Noncontrolling interest	120.8	123.6
			Total equity	7,296.1	6,895.1
			Total liabilities and equity	$17,178.7	$16,763.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Proptech Investments) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses for segments other than Investment Management represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Proptech Investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024

Net income attributable to common shareholders	$222.8	$155.1	$390.4	$305.6
Add:
Interest expense, net of interest income	29.2	38.1	89.1	110.3
Income tax provision	52.6	37.4	93.3	73.8
Depreciation and amortization(a)	56.7	64.5	194.1	185.9
Adjustments:
Restructuring and acquisition charges[5]	11.7	(8.8)	52.7	4.4
Net non-cash MSR and mortgage banking derivative activity	0.2	5.1	17.3	25.9
Interest on employee loans, net of forgiveness	(1.5)	(1.8)	(5.1)	(4.1)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(26.6)	2.2	29.1	23.4
Credit losses on convertible note investments	2.2	6.3	2.9	6.3
Adjusted EBITDA	$347.3	$298.1	$863.8	$731.5

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2025	2024	2025	2024

Net income attributable to common shareholders	$222.8	$155.1	$390.4	$305.6
Diluted shares (in thousands)	48,349	48,497	48,362	48,355
Diluted earnings per share	$4.61	$3.20	$8.07	$6.32

Net income attributable to common shareholders	$222.8	$155.1	$390.4	$305.6
Adjustments:
Restructuring and acquisition charges[5]	11.7	(8.8)	52.7	4.4
Net non-cash MSR and mortgage banking derivative activity	0.2	5.1	17.3	25.9
Amortization of acquisition-related intangibles(a)	9.0	15.6	41.1	46.6
Interest on employee loans, net of forgiveness	(1.5)	(1.8)	(5.1)	(4.1)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(26.6)	2.2	29.1	23.4
Credit losses on convertible note investments	2.2	6.3	2.9	6.3
Tax impact of adjusted items(b)	(0.4)	(3.7)	(40.0)	(28.9)
Adjusted net income attributable to common shareholders	$217.4	$170.0	$488.4	$379.2
Diluted shares (in thousands)	48,349	48,497	48,362	48,355
Adjusted diluted earnings per share	$4.50	$3.50	$10.10	$7.84
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For the first nine months of 2025 and first half of 2024, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the third quarter of 2024, the tax impact of adjusted items was calculated using the consolidated effective tax rate, as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2025	% Change	2025	% Change
Revenue:
At current period exchange rates	$6,510.4	11%	$18,506.9	11%
Impact of change in exchange rates	(40.9)	n/a	(19.7)	n/a
At comparative period exchange rates	$6,469.5	10%	$18,487.2	11%

Operating income:
At current period exchange rates	$273.7	20%	$591.1	19%
Impact of change in exchange rates	(0.2)	n/a	(3.6)	n/a
At comparative period exchange rates	$273.5	20%	$587.5	19%

Adjusted EBITDA:
At current period exchange rates	$347.3	17%	$863.8	18%
Impact of change in exchange rates	(0.9)	n/a	(3.8)	n/a
At comparative period exchange rates	$346.4	16%	$860.0	18%
2.    n.m.: "not meaningful," typically represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $0.5 billion in private equity capital for the quarter ended September 30, 2025, bringing the year-to-date capital raised to $3.4 billion.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management and Property Management, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services, (iii) Advisory Fees, within Investment Management and (iv) Software and Technology Solutions.
The company defines "Transactional" revenue as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, and (iv) Incentive fees and Transaction fees and other, within Investment Management.
Effective beginning Q1 2025, the company reports Project Management in Resilient revenue. Prior period financial information was recast to conform with this presentation.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Severance and other employment-related charges	$5.4	$6.1	$30.8	$17.8
Restructuring, pre-acquisition and post-acquisition charges	5.9	6.0	25.0	20.1
Fair value adjustments that resulted in a net (decrease) increase to earn-out liabilities from prior-period acquisition activity	0.4	(20.9)	(3.1)	(33.5)
Total Restructuring and acquisition charges	$11.7	$(8.8)	$52.7	$4.4
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA.
Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	September 30, 2025	June 30, 2025	September 30, 2024

Total debt	$1,527.5	$1,988.1	$2,035.1
Less: Cash and cash equivalents	428.9	401.4	$437.8
Net Debt	$1,098.6	$1,586.7	$1,597.3

Divided by: Trailing twelve-month Adjusted EBITDA	$1,318.6	$1,269.4	$1,114.6
Net Leverage Ratio	0.8x	1.2x	1.4x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus Cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment.
Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow.

	Nine Months Ended September 30,
(in millions)	2025	2024

Net cash provided by (used in) operating activities	$182.3	$(142.0)
Net capital additions - property and equipment	(138.4)	(126.3)
Free Cash Flow	$43.9	$(268.3)

7.    Effective July 1, 2025, we report the balances and activity associated with the investments historically reported within Software and Technology Solutions outside of reporting segments in "All Other." Prior-period financial information was recast to conform with this presentation. These investments (inclusive of convertible notes receivable) in proptech funds and early to mid-stage proptech companies ("Proptech Investments") do not constitute an operating or reporting segment but are included in our consolidated results.
As a result of this "All Other" presentation, tables and graphics presenting segment-level measures may not sum to consolidated totals.

Appendix: Additional Segment Detail

	Three Months Ended September 30, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$3,423.6	967.9	461.1	129.8	$4,982.4	$719.1	22.8	$741.9	$479.5	89.9	42.7	$612.1	$115.4	$58.6
Gross contract costs[6]	$3,172.1	696.7	326.9	59.8	$4,255.5	$1.9	1.2	$3.1	$1.0	0.5	—	$1.5	$7.8	$0.8
Platform operating expenses					$649.6			$613.4				$532.4	$86.8	$67.6
Adjusted EBITDA[1]					$102.2			$136.9				$89.9	$23.7	$(1.1)
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $0.2 million for the three months ended September 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended September 30, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$3,164.6	771.3	452.3	132.3	$4,520.5	$665.4	26.1	$691.5	$371.8	86.0	41.0	$498.8	$101.3	$56.7
Gross contract costs[6]	$2,928.0	528.5	311.2	62.2	$3,829.9	$5.1	4.6	$9.7	$7.9	3.6	—	$11.5	$9.3	$1.4
Platform operating expenses					$628.9			$559.5				$444.4	$80.4	$65.8
Adjusted EBITDA[1]					$94.5			$131.7				$65.7	$14.0	$(5.6)
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $5.1 million for the three months ended September 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Nine Months Ended September 30, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$10,036.3	2,687.0	1,361.1	361.4	$14,445.8	$1,936.7	68.1	$2,004.8	$1,172.7	269.2	125.8	$1,567.7	$317.0	$171.6
Gross contract costs[6]	$9,313.1	1,916.9	955.0	173.8	$12,358.8	$5.1	3.3	$8.4	$2.3	2.0	—	$4.3	$24.3	$2.0
Platform operating expenses					$1,895.4			$1,677.1				$1,438.1	$245.5	$206.9
Adjusted EBITDA[1]					$275.1			$354.3				$193.2	$55.8	$(15.2)
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $17.3 million for the nine months ended September 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Nine Months Ended September 30, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$9,057.4	2,215.8	1,318.6	367.8	$12,959.6	$1,781.8	72.3	$1,854.1	$950.8	262.0	121.2	$1,334.0	$307.3	$167.0
Gross contract costs[6]	$8,384.5	1,529.6	914.1	187.9	$11,016.1	$15.2	9.2	$24.4	$27.6	9.3	—	$36.9	$26.5	$4.0
Platform operating expenses					$1,779.5			$1,539.0				$1,250.9	$238.1	$196.7
Adjusted EBITDA[1]					$254.5			$318.6				$124.5	$57.7	$(19.5)
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $25.9 million for the nine months ended September 30, 2024 within Investment Sales, Debt/Equity Advisory and Other.